UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 13, 2013

STERLING BANCORP

(Exact name of registrant as specified in its charter)

New York	No. 1-5273-1	No. 13-2565216

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Fifth Avenue New York, New York	10019-6108

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 757-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2013, the Board of Directors (the “Board”) of Sterling Bancorp (the “Company”), upon the recommendation of its Compensation Committee, approved the contractual extension by one year of the employment agreement of each of Louis J. Cappelli, the Company’s Chairman and Chief Executive Officer, and John C. Millman, the Company’s President, to December 31, 2017 and December 31, 2015, respectively.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2013, the Board, upon the recommendation of its Corporate Governance and Nominating Committee, amended the By-Laws of the Company, effective immediately. The following is a summary of the principal changes:

●

Roles of Chairman and CEO. Section 4.4 has been amended to provide that the Chairman of the Board may be the Chief Executive Officer of the Company (in contrast to the prior language, which provided that the Chairman will be the CEO).

●

25% Special Meeting Right. Section 2.3 has been amended to require the Secretary of the Company to call a special meeting of shareholders upon the written request of holders of record who hold a “net long position” (as defined in the Amended and Restated By-Laws) of not less than 25% of the voting power of the Company’s outstanding shares of common stock. Section 2.3, as amended, includes certain notice, timing and process requirements for this new right to call special meetings. These include:

●	a right for shareholders to revoke a written request to call a special meeting and the circumstances under which a special meeting request may be deemed revoked;

●	conditions under which a written request to call a special meeting will be deemed invalid, including during specified time periods before and after other shareholder meetings;

●

a statement that the requesting shareholders must provide certain information, including the information called for by Section 3.13 (the Company’s advance notice provision for shareholder proposals and nominations, which has been amended to require the provision of information regarding derivative or other hedge positions held by the shareholders); and

●	a requirement that the Board set the place, date and time for the special meeting (in no event more than 90 days after the request receipt date).

The Amended and Restated By-Laws include other technical and procedural changes and clarifications, including:

●	Sections 2.1 and 2.2 have been amended to express more simply the discretion of the Board in setting the time, date and place of annual meetings;

●	Section 2.4 has been amended to provide for electronic delivery of notices to shareholders;

●	Sections 3.2 and 3.3 have been amended to conform language on board vacancies and director removal to existing provisions in the Company’s certificate of incorporation;

●	Section 3.9 has been amended to add the Corporate Governance and Nominating Committee to the list of standing board committees;

●	Sections 3.11 and 4.9 have been amended to express more simply the Board’s role in setting director and officer compensation;

●	Various sections in Article IV have been amended to make administrative and clarifying changes to the descriptions of the roles of the Company’s officers;

●	Section 11.3 has been amended to clarify the indemnification provisions in a manner consistent with New York law; and

●	Other minor wording and typographical changes have been made throughout for consistency and clarity.

The foregoing summary of certain provisions of the Amendment and Restated By-Laws is qualified in its entirety by reference to the Amended and Restated By-Laws, a copy of which (marked to show changes from the prior version) is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

3.1	Amended and Restated By-Laws of the Company, effective March 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP
(Registrant)

Date: March 19, 2013	By:	/s/ John W. Tietjen
Name: John W. Tietjen Title: Executive Vice President & CFO

EXHIBIT INDEX

Exhibit

Number

3.1                       Amended and Restated By-Laws of the Company, effective March 13, 2013